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Exhibit 10.1

HEDGEMARK ADVISORS, LLC
CAPITAL MARKETS CONSULTING


PRIVATE AND CONFIDENTIAL


June 15, 2006

Sebastian DuFort
John Licther
Voyager One
16 E. Hinsdale
Hinsdale, IL  60521

Dear Gentlemen:

Thank you for allowing HEDGEMARK ADVISORS, LLC ("Consultants") to propose on assisting Voyager and any related affiliates, subsidiaries, or partner entities ("Company or Companies") with consulting and fund raising needs. Below you will find a contract, outlining the scope and fees of our agreement. I look forward to working with you and your team.

Project Scope
The scope of our engagement is to assist Company management in evaluating strategic business development options including acquisitions and raising capital. This would include such roles as seeking sources of short or long term financing via bank loans, guarantors, mortgage banks, independent investors, joint venture partners or other prospective investors, analyzing existing due diligence materials, generating necessary marketing materials and due diligence documents, evaluating strategic initiatives including tax, contractual and financing considerations and assisting in the marketing of services or products of the Companies. Hedgemark will attempt to raise such capital by introducing Voyager or related entities to certain individuals and entities ("Investors"). Investors shall include the principal or entity introduced to voyager and any of the Investors' subsidiaries, employees, owners, or related persons or entities.

Professional Fees
Consulting Fees

The Companies agrees to pay a non-refundable cash retainer fee of $10,000 payable upon the signing of this agreement and $150 an hour which shall first be billed against the retainer and then payable upon the 1st of each month thereafter.

Transaction Fees

A Transaction is defined as any loan, equity participation, public or private debt or security issuance, joint venture formation, sale, merger, acquisition, or any other methodology by which the Company shall obtain funds as a result of the services rendered by Consultants pursuant to this engagement, including Transactions which may arise in the future by reason of options, rights of first refusal or other rights granted to the Financing Party in the documents comprising the Transaction. Without limiting the generality of the foregoing, a Transaction shall include any combination of transactions where a party acquires an equity or asset interest in the Company at a closing, and as a part of, and at the time of, such acquisition such party is required, or has the option, to purchase additional equity or assets at one or more future closings.

Equity: A transaction fee in the amount of 10% of the amount raised by Hedgemark Advisors or a third party introduced by Hedgemark Advisors as equity shall be paid in the form of warrants with an exercise price equal to the transactions share price. In addition to the fees described above, the Companies hereby agrees to pay a cash fee in the amount of 5.0% of the gross proceeds raised as equity directly by Hedgemark Advisors or 2% of the gross proceeds raised as equity indirectly through a third party introduced by Hedgemark Advisors.

Debt: A transaction fee in the amount of 5% of the amount raised by Hedgemark Advisors or a third party introduced by Hedgemark Advisors as debt, whether public or private shall be paid in form of warrants with an exercise price equal to the greater of $0.25 or the previous days closing bid price as reported on Bloomberg. In addition to the fees described above, the Companies hereby agrees to pay a cash fee in the amount of 1.0% of the gross proceeds raised as debt directly by Hedgemark Advisors or through a third party introduced by Hedgemark Advisors.

A Transaction Fee shall be earned upon submission by any Financing Party of a signed definitive agreement, or other written evidence of a commitment and the Company's acceptance thereof as a direct result of the services rendered pursuant to this engagement during the Term of the contract or within 12 months following the Term of the contract which results in a Transaction whenever the same may be closed. In the event that the transaction involves a series of transactions related to the partial development or completion, such financing fees shall apply to such future closings regardless of the date of the closing. The Transaction Fees shall be based on the aggregate value and shall be payable at each disbursement under such series of transactions.

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Expenses

Company shall reimburse Consultants monthly for its out-of-pocket expenses incurred by Consultants in connection with performing the Services under this Agreement, provided that any total expenses shall be pre-approved by Company and must include an accounting of such expenses.

Term

This engagement may be terminated by either party within thirty (10) days notice. In the event of termination pursuant to this paragraph, Company agrees to compensate HEDGEMARK ADIVSORS under the terms of the engagement letter for services performed and expenses incurred through the effective date of termination.

Services
It is understood and agreed that our services may include advice and recommendations, but does not guarantee a transaction and all final decisions in connection with the implementation of such advice and recommendations shall be the responsibility of, and made by, the Company. In connection with its services hereunder, we shall be entitled to rely on all information, decisions and approvals of the Company.

Aggregate Transaction Value
Aggregate transaction value shall mean the total consideration paid and to be paid (which shall be deemed to include all amounts paid or to be paid into escrow) directly or indirectly, regardless of how allocated or the form of consideration, to or by the Company or its subsidiaries or their holders of capital stock or holders of rights to acquire capital stock in connection with a Transaction, including, without limitation:

(i) cash, notes, and debt (ii) publicly traded equity securities (valued based on the average closing market price of such securities for the five trading days preceding public announcement of the definitive agreement to enter into a Transactions and, if applicable, the exchange ratio as calculated at the time of such announcement), the fair market value at the time of announcement of other equity securities (including warrants and convertible securities, as well as options or stock appreciation rights, whether or not vested), and other property; (iii) the total amount of indebtedness for borrowed money or similar non-trade liabilities or obligations (including pension liabilities, guarantees, capitalized leases, and the like) of the Company repaid, retired, extinguished, or assumed in connection with, or which otherwise remain outstanding as of the closing of a Transaction; (iv) payments to be made in installments; (v) deferred and/or contingent payments (whether or not related to future earnings or operations); (vi) any assets of the Company which are paid in the form of dividends, capital distributions, partial or total liquidating distributions or otherwise to its holders of capital stock or holders of rights to acquire capital stock other than in the ordinary course of business; and (vii) the value of any capital stock of the Company or rights to acquire capital stock of the Company (whether or not vested) which remain outstanding following any Transaction. The value of any non-cash consideration, other than securities of a class which is publicly traded, shall be the fair market value thereof as of the date of closing of a Transaction.

Certain Agreements of the Company

The Company agrees to make available to Consultants all information concerning the business, assets, operations and financial condition of the Company which Consultants reasonably requests in connection with the performance of its services hereunder and notify Consultant of any material adverse change, or development that may lead to a material adverse change, in the business, properties, operations or financial condition or prospects of the Company. The Company shall also provide Consultant with monthly financial updates on the Company during the Term and shall inform Consultant of any material events or developments concerning prospective material events that may come to the attention of the Company at any point during the Term. None of the information provided to Consultant shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Consultant will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to it by the Company. The marketing/offering memorandum will include all information required to be provided to investors under applicable securities laws and regulations. Neither the private placement memorandum nor any other documents or materials distributed to the interested parties shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. It is further understood that this Agreement and the services set forth above in no way constitute a guarantee that capital will be raised and it is understands that Consultants will be relying upon the same representations and warranties and the opinion of counsel required by investors.











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Limitation on Damages
The Company agrees that we shall not be liable to the Company for any claims, liabilities, or expenses relating to this engagement for an aggregate amount in excess of the fees paid by the Company to us pursuant to this engagement, except to the extent finally judicially determined to have resulted primarily from the negligence of us or our bad faith or intentional misconduct. The provisions of this Paragraph shall apply to the fullest extent of the law, whether in contract, statute, tort (such as negligence), or otherwise. In circumstances where all or any portion of the provisions of this Paragraph are finally judicially determined to be unavailable, our aggregate liability for any claims, liabilities, or expenses relating to this engagement shall not exceed an amount which is proportional to the relative fault that our conduct bears to all other conduct giving rise to such claims, liabilities, or expenses.

Waiver of Jury Trial
Consultants and the Company hereby irrevocably waive, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim (whether in contract, statute, tort (such as negligence), or otherwise) relating to this engagement.

Information and Data
We shall be entitled to assume, without independent verification, the accuracy of all representations, assumptions, information and data that Company and its representatives provide to us. All assumptions, representations, information and data to be supplied by Company and its representatives will be complete and accurate to the best of Company's knowledge. We may use information and data furnished by others; however, we shall not be responsible for, and we shall provide no assurance regarding, the accuracy of any such information or data. Except as specifically agreed to, we shall not provide advice regarding the financial accounting treatment of any transaction implemented from these services and will not assume any responsibility for any financial reporting with respect to the services provided hereunder. Company shall be responsible for all financial information and statements provided with respect to any services performed hereunder.

Independent Contractor
It is understood and agreed that each of the parties hereto is an independent contractor and that neither party is, nor shall be considered to be, an agent, distributor, partner, fiduciary or representative of the other. Neither party shall act or represent itself, directly or by implication, in any such capacity in respect of the other or in any manner assume or create any obligation on behalf of, or in the name of, the other.

Survival and Interpretation
The agreements and undertakings of the Company, contained in the engagement letter, to which these terms are attached, together with the provisions of all Paragraphs hereof, (except for the "term" of the engagement) shall survive the expiration or termination of this engagement.

Governing Law and Severability. These terms, the engagement letter to which these terms are attached, including exhibits, and all matters relating to this engagement (whether in contract, statute, tort (such as negligence), or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Illinois. If any provision of such terms or engagement letter is found by a court of competent jurisdiction to be unenforceable, such provision shall not affect the other provisions, but such unenforceable provision shall be deemed modified to the extent necessary to render it enforceable, preserving to the fullest extent permissible the intent of the parties set forth herein.

Indemnification of HedgeMark Advisors, LLC
The Company shall indemnify and hold us harmless from all claims, liabilities, and expenses relating to this engagement, except to the extent finally judicially determined to have resulted primarily from our negligence, recklessness, bad faith or intentional misconduct including violations of any securities act or regulations. Additionally, Company shall indemnify and hold us harmless from claims, liabilities and expenses relating to Bodily Injury and Property Damage Claims; provided however, if there is fault with respect to any such Bodily Injury and Property Damage Claims on the part of us or any entity or individual controlled by or any entity or individual acting on our behalf, Company's liability for such Bodily Injury and Property Damage Claims shall be on a comparative fault basis. The provisions of this Paragraph shall apply to the fullest extent of the law, whether in contract, statute, tort (such as negligence), or otherwise. In circumstances where all or any portion of the provisions of this Paragraph are finally judicially determined to be unavailable, our aggregate liability for any claims, liabilities, or expenses relating to this engagement shall not exceed an amount which is proportional to the relative fault that our conduct bears to all other conduct giving rise to such claims, liabilities, or expenses.











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Indemnification of Company
We agree to indemnify, defend and hold Company harmless against any third party claim, in each case solely for bodily injury, death or physical damage to real or tangible personal property, to the extent directly and proximately caused by the negligence or willful misconduct of the indemnifying party or its employees, agents or subcontractors including violations of any securities act or regulations in connection with the performance of this Agreement; provided, however, that if there is also fault on the part of the indemnified party, or any entity or individual indemnified hereunder or any entity or individual acting on such indemnified party's behalf, the foregoing indemnification shall be on a comparative fault basis.

Confidentiality
To the extent that, in connection with this engagement, we come into possession of any proprietary or confidential information of the Company, we will not disclose such information to any third party without the Company's consent, except (a) as may be required by law, regulation, judicial or administrative process, or in accordance with applicable professional standards, or in connection with litigation pertaining hereto, or (b) to the extent such information (i) shall have otherwise become publicly available (including, without limitation, any information filed with any governmental agency and available to the public) other than as the result of a disclosure by Consultants in breach hereof, (ii) is disclosed by the Company to a third party without substantially the same restrictions as set forth herein, (iii) becomes available to us on a non-confidential basis from a source other than the Company which we believe is not prohibited from disclosing such information to us by obligation to the Company, (iv) is known by us prior to its receipt from the Company without any obligation of confidentiality with respect thereto, or (v) is developed by us independently of any disclosures made by the Company to Consultants of such information.

Assignment
Except as provided below, neither party may assign, transfer or delegate any of its rights or obligations hereunder (including, without limitation, interests or claims relating to this engagement) without the prior written consent of the other party.

Cooperation
The Company shall cooperate with us in the performance by us of the services hereunder, including, without limitation, providing us with reasonable facilities and timely access to data, information and personnel of the Company during Company's normal business hours or otherwise after notice to and approval of Company. The Company shall be responsible for the performance of its personnel and agents and for the accuracy and completeness of all data and information provided to us for purposes of the performance by us of our services hereunder.

We look forward to working with you and your team on this project. If you have any questions regarding this proposal or any other matter, please contact us.

HEDGEMARK ADVISORS, LLC

By: /s/ Jefferson Stanley
    ---------------------
    JEFFERSON STANLEY
    PRINCIPAL

Jefferson Stanley
Principal
6543 Pontiac Dr.
Indian Head Park, IL  60525

VOYAGER ONE, INC.

By: /s/ Sebastien C. DuFort
    -----------------------
SEBASTIAN DUFORT
PRESIDENT

Sebastien DuFort
President
Voyager One Inc.
16 E. Hinsdale Ave.
Hinsdale, IL  60521


By: /s/ John A. Lichter
    -------------------
JOHN LICHTER
CEO

John Lichter
CEO
Voyager One Inc.
16 E. Hinsdale Ave.
Hinsdale, IL  60521

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VOYAGER ONE, INC.
16 East Hinsdale Avenue
Hinsdale, IL  60521
Phone: (630) 325-7130
Fax: (630) 325-7140

June 19, 2006

Jefferson Stanley
Principal
Hedgemark Advisors, LLC
5432 Pontiac Drive
Indian Head Park, IL  60525

RE: Engagement Agreement dated June 15, 2006

Dear Jefferson:

This will confirm that Voyager One, Inc. and Hedgemark Advisors, LLC have agreed to amend the Consulting Fees subparagraph of the Professional Fees paragraph of the Engagement Letter dated June 15, 2006 as follows:

         "Consulting Fees
         ----------------

         The Companies agree to pay a non-refundable retainer fee of $10,000 to Hedgemark Advisors, LLC which shall be payable as 333,334 restricted shares of common stock of Voyager One, Inc. to be issued within five days of the signing of this agreement and $150/hour which shall first be billed against the retainer fee and then payable upon the 1st of each month thereafter."

By signing below, Voyager One, Inc. and any related affiliates, subsidiaries, or partner entities, and Hedgemark Advisors, LLC agree to amend the Engagement Letter dated June 15, 2006 as indicated above.


Very truly yours.

/s/ Sebastien C. DuFort
-----------------------
Sebastien C. DuFort
President

SCD/ah

Hedgemark Advisors, LLC hereby agrees to the amendment as indicated above.


6/19/06         /s/ Jefferson Stanley
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Date            Hedgemark Advisors, LLC
                By: Jefferson Stanley, Principal